Exhibit 10.1.5
                               FOURTH AMENDMENT TO
                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                      CBL & ASSOCIATES LIMITED PARTNERSHIP

                            Dated as of June 1, 2005
                  ---------------------------------------------

                  THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CBL & ASSOCIATES LIMITED PARTNERSHIP (this "Amendment") is hereby adopted by CBL Holdings I. Inc., a Delaware corporation (the "General Partner") as the general partner of CBL & Associates Limited Partnership, a Delaware limited partnership (the "Partnership"), and by CBL Holdings II, Inc., a Delaware corporation, a limited partner of the partnership representing a Majority-In-Interest of the Limited Partners of the Partnership (the "Limited Partner"). For ease of reference, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Second Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership as the same may be amended (the "Agreement").

                  WHEREAS, the General Partner desires to establish and set forth the terms of a new series of Partnership Units designated as Series L Special Common Units (the "L-SCUs").

                  WHEREAS, Section 4.4(a) of the Agreement grants the General Partner authority to cause the partnership to issue partnership units in the Partnership to any Person in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as may be determined by the General Partner in its sole and absolute discretion so long as the issuance does not violate Section
9.3 of the Agreement.

                  WHEREAS, the General Partner desires to amend the Agreement to, among other things, set forth the terms of the L-SCUs.

                  WHEREAS, Sections 4.4(a) and 14.7(b) of the Agreement grant the General Partner power and authority to amend the Agreement (including, without limitation, the distribution and allocation provisions thereof) without the consent of any of the Partnership's Limited Partners to evidence any action taken by the General Partner pursuant to Section 4.4(a) and to set forth the rights, powers and duties of the holders of any Additional Units issued pursuant to Section 4.4(a).

                  WHEREAS, Section 14.7(a) of the Agreement provides for the amendment of the Agreement with the approval of the General Partner and the Consent of the Limited Partners, subject to the limitations set forth therein.

                  WHEREAS, the Company has declared a stock dividend of one share of Common Stock for each outstanding share of Common Stock and has set the record date for such stock dividend as June 1, 2005 and a payment date of June 15, 2005 (the "6/15/05 Stock Split").


                  NOW, THEREFORE, the General Partner, with the Consent of the Limited Partners, hereby amends the Agreement as follows:

1. Section 1.1 of the Agreement is hereby amended and supplemented as set forth below:

(a) The following definitions are hereby deleted and replaced with the following:

                  "Common Unit Conversion Factor" shall mean 1.0, provided, that, in the event that the Partnership (i) makes a distribution to all holders of its Common Units in Common Units (other than a distribution of Common Units pursuant to an offer to all holders of Common Units, SCUs , S-SCUs and L-SCUs permitting each to elect to receive a distribution in Common Units in lieu of a cash distribution (such a distribution of Common Units is referred to herein as a "Distribution of Common Units in Lieu of Cash")), (ii) subdivides or splits its outstanding Common Units (which shall expressly exclude any Distribution of Common Units in Lieu of
                  Cash), or (iii) combines or reverse splits its outstanding Common Units into a smaller number of Common Units (in each case, without making a comparable distribution, subdivision, split, combination or reverse split with respect to the SCUs, S-SCUs and L-SCUs), the Common Unit Conversion Factor in effect immediately preceding such event shall be adjusted by multiplying the Common Unit Conversion Factor by a fraction, the numerator of which shall be the number of Common Units issued and outstanding on the record date for such distribution, subdivision, split, combination or reverse split (assuming for such purposes that such distribution, subdivision, split, combination or reverse split occurred as of such time), and the denominator of which shall be the actual number of Common Units (determined without the above assumption) issued and outstanding on the record date for such distribution, subdivision, split, combination or reverse split. Any adjustment to the Common Unit Conversion Factor shall become effective immediately after the record date for such event in the case of a distribution or the effective date in the case of a subdivision, split, combination or reverse split.

                  "Common Stock Amount: shall mean, with respect to any number of Common Units, SCUs, S-SCUs or L-SCUs, the number of shares of Common Stock equal to such number of Common Units, SCUs,

                  S-SCUs or L-SCUs, as the case may be, multiplied by the Conversion Factor; provided, however, that in the event that the Company issues to all holders of Common Stock rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase additional Common Stock, or any other securities or property of the Company, the value of which is not included in the first sentence of the definition of Closing Price of the shares of Common Stock (collectively, "additional rights"), other than a right to receive a divided or other distribution of Common Stock that corresponds to Common Units issued to the Company pursuant to a Distribution of Common Units in Lieu of Cash, then the Common Stock Amount shall also include, other than with respect to any Common Units, SCUs, S-SCUs or L-SCUs "beneficially owned" by an "Acquiring Person" (as such terms are defined in the Company's Rights Agreement, dated as of April 30, 1999, as amended and as it may be further amended from time to time, and any successor agreement thereto), such additional rights that a holder of that number of shares of Common Stock would be entitled to receive.

                  "Conversion Factor" shall mean 1.0, provided that in the event that the Company (i) pays a dividend on its outstanding shares of Common Stock in shares of Common Stock or makes a distribution to all holders of its outstanding Common Stock in shares of Common Stock (in either case other than a dividend or other distribution of shares of Common Stock that corresponds to Common Units issued to the Company pursuant to a Dividend of Common Units in Lieu of Cash), (ii) subdivides or splits its outstanding shares of Common Stock, or (iii) combines or reverse splits its outstanding shares of Common Stock into a smaller number of shares of Common Stock (in each case, without making a comparable dividend, distribution, subdivision, split, combination or reverse split with respect to the Common Units, the SCUs, S-SCUs or L-SCUs), the Conversion Factor in effect immediately preceding such event shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding on the record date for such dividend, distribution, subdivision, split, combination or reverse split (assuming for such purposes that such dividend, distribution, subdivision, split, combination or reverse split occurred as of such time), and the denominator of which shall be the actual number of shares of Common Stock (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision, split, combination or reverse split. Any adjustment to the Conversion Factor shall become effective immediately after the record date for such event in the case of the dividend or distribution of the effective date in the case of a subdivision, split, combination or reverse split.

                  "Partnership Units" shall mean the Common Units, the Preferred Units, the SCUs the S-SCUs and the L-SCUs.

                  (b) The following definitions are hereby added to Section 1.1
o the Agreement:

                  "L-SCUs" shall have the meaning set forth in Exhibit J.

                  "L-SCU Basic Distribution Amount" shall mean, with respect to an L-SCU, $1.5144 (and shall be $.7572 following the 6/15/05 Stock Split); provided, however, that such amount will be adjusted appropriately to account for any further unit splits, combinations or other similar events with respect to the L-SCUs.

                  "Series L Exchange Notice" shall have the meaning set forth in Exhibit J.

                  "Series L Exchange Rights" shall have the meaning set forth in Exhibit J.

                  "Series L Offered Units" shall have the meaning set forth in Exhibit J.

                  2. Pursuant to the Sections 4.5 and 7.8 of the Agreement, upon execution of a Limited Partner Acceptance of the Partnership Agreement in the form attached hereto as Attachment 1 (a "Limited Partner Acceptance") or by causing a Limited Partner Acceptance to be executed on its behalf, the initial holder of L-SCUs automatically will be admitted as an Additional Partner of the Partnership, without any further action or approval and the General Partner herby agrees to cause the name of such recipient to be recorded on the book and records of the Partnership on the date of such admission.

                  3. Sections 6.2(c)(1), 6.2(c)(2) and 6.2(d) of the Agreement are hereby renumbered as Sections 6.2(d)(1), 6.2(d)(2) and 6.2(e) respectively.

                  4. The following shall be added as new Section 6.2(c) of the
                  Agreement:

                  "(c) Distributions shall also be made in accordance with the following order of priority:

                  (i) Concurrently, ratably and on parity and with the distributions to holders of SCUs and S-SCUs provided for under Sections 6.2(a)(iii) and 6.2(b)(i), respectively, to the extent that the amount of Net Cash Flow distributed to the holders of L-SCUs for any prior quarter was (for any reason, including as a result of Section 6.2(e), a lack of legally available funds or a decision by the General Partner not to make distributions for such quarter) less than the amount required to be distributed for such quarter on account of the L-SCUs pursuant to subparagraph (ii) below, and such shortfall has not been subsequently distributed pursuant to this Section 6.2(c)(i), Net Cash Flow shall be distributed to the holders of L-SCUs until they have received an amount per L-SCU, as applicable, necessary to satisfy such shortfall for all prior quarters of the current and all prior Partnership taxable years;"

                  "(ii) Concurrently, ratably and on parity with the distributions to holders of SCUs and S-SCUs provided for under Sections 6.2(a)(iv) and 6.2(b)(ii), respectively, Net Cash Flow shall be distributed among the holders of L-SCUs until they have received for the quarter to which the distribution relates an amount for each outstanding L-SCU equal to the applicable L-SCU Basic Distribution Amount;

                  (iii) Concurrently, ratably and on parity with the distributions to holders of SCUs, S-SCUs and Common Units provided for under Section 6.2(a)(v) and 6.2(b)(iii), the balance of the Net Cash Flow to be distributed, if any, shall be distributed to holders of L-SCUs pro rata in accordance with their proportionate ownership of the aggregate number of SCUs, S-SCUs and L-SCUs and Common Units outstanding (counting each SCU, S-SCU or L-SCU as the number of Common Units or number of shares of Common Stock, as applicable, into which it is convertible pursuant to the terms of Exhibit E, Exhibit H or Exhibit J, as applicable), provided, however, that such distribution to the holders of L-SCUs shall be reduced by the amount of the distribution made to such Holders on account of their L-SCUs with respect to such quarter pursuant to subparagraph (c)(ii) above and the reduction will be allocated among the holders of L-SCUs pro rata in accordance with their respective percentage interests in the total number of L-SCUs then outstanding.

                  (iv) Notwithstanding the foregoing, all distributions pursuant to this Section 6.2(c) shall remain subject to the provisions of (i) each Certificate of Designation for any class or series Preferred Units, (ii) Exhibit E hereto with respect to the SCUs, (iii) Exhibit H hereto with respect to the S-SCUs and
                  (iv) Exhibit J hereto with respect to the L-SCUs.

                  5. Sections 6.2(e) and 6.2(f) of the Partnership Agreement shall also apply to distributions with respect to the L-SCUs.

                  6. Section 6.6 of the Agreement shall be amended by replacing the words "(or Series J or Series S Exchange Rights) with the words "(or Series J, Series S or Series L Exchange Rights)".

                  7. The last sentence of Section 8.2 of the Agreement is hereby deleted and replaced in its entirety with the following:

                  "Notwithstanding the foregoing, all distributions pursuant to this Section 8.2 shall remain subject to the provisions of (i) the Certificate of Designation for each class or series of Preferred Units set forth in Exhibit B hereto; (ii) Exhibit E hereto with respect to the SCUs,; (iii) Exhibit H with respect to the S-SCUs and (iv) Exhibit J with respect to the L-SCUs."

                  8. The following paragraph is added as Section 9.2(e) of the
                  Agreement:

                  "(d) The applicable Approved Transfers permitted in Paragraph 8 of Exhibit J hereto shall also be available, mutatis matandis, to holders of any Common Units issued in exchange for or upon the redemption of L-SCUs."


                  9. Exhibit A of the Agreement is hereby deleted and is replaced in its entirety by new Exhibit A attached hereto as Attachment 2.

                  10. Exhibit C of the Agreement is hereby deleted and is replaced in its entirety by new Exhibit C attached hereto as Attachment 3.

                  11. The exhibit attached to this Amendment as Attachment 4 is hereby added to the Agreement as Exhibit J thereof.

                  12. Except as expressly amended hereby, the Agreement shall remain in full force and effect.

                            [Signatures on Next Page]

                  IN WITNESS WHEREOF, the General Partner as executed this Fourth Amendment as of the date first written above.



                                         CBL HOLDINGS I, INC.


                                         By: /s/ John N. Foy
                                            ------------------------------------
                                             Name:   JOHN N. FOY
                                             Title:  Vice Chairman of the Board
                                                     and Chief Financial Officer

Accepted and Agreed:

CBL & ASSOCIATES PROPERTIES, INC.

         /s/ John N. Foy
By:
   -----------------------------------------
         Name:    JOHN N. FOY
         Title:   Vice Chairman of the Board
                  And Chief Financial Officer

Consented to:

CBL HOLDINGS II, INC.

         /s/ John N. Foy
By:
   -----------------------------------------
         Name:    JOHN N. FOY
         Title:   Vice Chairman of the Board
                  and Chief Financial Officer

                                                                  Attachment 1
                                   ACCEPTANCE

                          LIMITED PARTNER ACCEPTANCE OF
                              PARTNERSHIP AGREEMENT

                  This Limited Partner Acceptance of Partnership Agreement (this "Acceptance") is made as of June 1, 2005 by Schostak Laurel Park Retail Holding LLC, a Michigan limited liability company (the "Limited Partner"), to and for the benefit of CBL & Associates Limited Partnership, a Delaware limited partnership ("the "Partnership").

                  Capitalized terms used and not defined herein shall have the meaning set forth in the Second Amended and Restated Agreement of limited partnership of the Partnership, dated as of June 30, 1998, as amended through the date hereof (the "Partnership Agreement").

                  WHEREAS, on the date hereof, the Partnership has agreed to issue the Limited Partner 285,850 L-SCUs (the "Units") in connection with the closing of the transactions contemplated by that certain Contribution and Exchange Agreement dated March 18, 2005 (the "Contribution Agreement"), by and among Newburgh/Six Mile Limited Partnership, the Limited Partner and the Partnership;

                  WHEREAS, in connection with the acceptance of the Units by the Limited Partner, the Limited Partner has agreed to affirm its obligations as a limited partner under the Partnership Agreement with respect to the Units and to confirm the additional agreements set forth herein;

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Limited partner herby confirms that it has been given the opportunity to review the terms of the Partnership Agreement and affirms and agrees that it is bound by each of the terms and conditions of the Partnership Agreement applicable to a holder of L-SCUs, including, without limitation, the provisions thereof relating to limitations and restrictions on the transfer of L-SCUs. The Limited Partner hereby confirms that Informational Materials (as defined in the Contribution Agreement).

                            [Signature on Next Page]

                  IN WITNESS WHEREOF, the Limited Partner has caused this Acceptance to be duly executed and delivered as of the date first written above.



                                       SCHOSTAK LAUREL PARK
                                       RETAIL HOLDING LLC

                                       By:      Six Mile/Newburgh Venture, Inc.
                                                a Michigan corporation
                                                Its Manager

                                       By:      /s/ David W. Schostak
                                            ---------------------------
                                       Name: David W. Schostak
                                       Title: President

Acknowledged and accepted:

CBL & ASSOCIATES LIMITED
PARTNERSHIP

By:  CBL Holdings I, Inc., its
        general partner


By:        /s/ John N. Foy
   -----------------------------------------
      Name:   JOHN N. FOY
      Title:  Vice Chairman of the Board
              and Chief Financial Officer

                                                                   Attachment 2
                                    EXHIBIT A

              [Exhibit A a/k/a Schedule A to Partnership Agreement]

                                                                  Attachment 3



                                    EXHIBIT C

                                   Allocations

                  1. Allocations of Gross Income, Net Income and Net Loss.

     (a) Except as otherwise provided herein, in each tax year in which there is sufficient Gross Income and Net Income to make all of the allocations described in subsections (i) through (iv) below, Gross Income, Net Income and Net Loss of the Partnership for such tax year shall be allocated among the Partners in the following order and priority:

          (i) First, Net Income shall be allocated to the relevant Partner, on account of the Preferred Units, in an amount equal to the excess of (A) the amount of Net Cash Flow distributed to such Partner pursuant to Sections 6.2(a)(i) and (ii) and Section 6.2(d) (but only to the extent of the Preferred Distribution Requirement and Preferred Distribution Shortfalls) for the current and all prior Partnership tax years over (B) the amount of Net Income previously allocated to such Partner pursuant to this Section
               (a)(i) or pursuant to Section (b)(i);

          (ii) Second, for any Partnership tax year ending on or after a date on which Preferred Units are redeemed, Net Income (or Net Losses) shall be allocated to the relevant Partner, on account of the Preferred Units, in an amount equal to the excess (or deficit) of the sum of the applicable Preferred Redemption Amounts for the Preferred Units that have been or are being redeemed during such Partnership tax year over the Preferred Unit Issue Price of such Preferred Units;

          (iii) Third, Gross Income shall be allocated to the relevant Partner, on account of SCUs or S-SCUs, or Common Units received on a conversion or redemption of SCUs or S-SCUs in an amount equal to the amount of cash distributed to such Partner in respect of such SCUs or S-SCUs, or Common Units pursuant to Sections 6.2(a)(iii),
               (iv) and (v);  6.2(b)(i),  (ii) and (iii); and  6.2(c)(i)(ii) and
               (iii) (the "Target Amount"). The character of the items of Gross Income allocated to the relevant Partners pursuant to this subsection (iii) shall proportionately reflect the relative amounts of the Partnership's Gross Income having such character for such year, excluding from such Gross Income Net Capital Gain allocated pursuant to Section 1(c) below; provided, however, that such items shall not include items described in section (e) of the definition of Net Income or Net Loss, it being the intention of the parties that the tax items allocated under Section 3(a) corresponding to the items of Gross Income allocated pursuant to this Section 1(a)(iii) will equal the Target Amount. If the amount of such items differs from the Target Amount, the items of

               Gross Income allocated pursuant to this Section 1(a)(iii) shall be adjusted to cause the amount of such tax items to equal the Target Amount. For purposes of determining the amount of cash distributed to such Partners, Special Tax Distributions shall not be taken into account, and Extraordinary Return of Capital Distributions shall be taken into account only to the extent that the amount of such Extraordinary Return of Capital Distributions exceed the aggregate of the Excess Allocations made to such Partners. For this purpose, "Excess Allocations" mean the excess of the Tax Net Capital Gain allocated under Section 3(a) to holders of SCUs or S-SCUs and holders of Common Units received on a conversion or redemption of SCUs and S-SCUs in connection with allocations of Net Capital Gain under Section 1(c) over the Special Tax Distribution made to such Partners. A distribution shall be treated as an Extraordinary Return of Capital Distribution to the extent that such distribution is reasonably attributable to (x) Net Financing Proceeds or (y) proceeds allocable to a transaction generating Net Capital Gain allocated pursuant to Section 1(c); in either case limited to the excess of the Tax Net Capital Gain allocated under Section 3(a) to holders of SCUs or S-SCUs and holders of Common Units received on a conversion or redemption of SCUs or S-SCUs in connection with allocations of Net Capital Gain under Section 1(c) over the Special Tax Distributions made to such Partners.

          (iv) Fourth, Gross Income shall be allocated to the relevant Partner, on account of L-SCUs or Common Units received on a conversion or redemption of L-SCUs in an amount equal to the amount of cash distributed to such Partner in respect of such L-SCUs or Common Units pursuant to Sections 6.2(a)(iii), (iv) and (v); 6.2(b)(i),
               (ii) and (iii); and 6.2(c)(i)(ii) and (iii) (the "Target Amount"). The character of the items of Gross Income allocated to the relevant Partners pursuant to this subsection (iv) shall proportionately reflect the relative amounts of the Partnership's Gross Income having such character for such year (such that if, for example, X% of the Partnership's Gross Income for such year consisted of net capital gain, then X% of the Gross Income allocated under this subsection (iv) would consist of net capital gain); provided, however, that such items shall not include items described in section (e) of the definition of Net Income or Net Loss, it being the intention of the parties that the tax items allocated under Section 3(a) corresponding to the items of Gross Income allocated pursuant to this Section 1(a)(iv) will equal the Target Amount. If the amount of such items differs from the Target Amount, the items of Gross Income allocated pursuant to this Section 1(a)(iv) shall be adjusted to cause the amount of such tax items to equal the Target Amount.

          (v) Fifth, any remaining Net Income and Net Losses, taking into account in determining such Net Income or Net Losses the allocation of Gross Income provided for in subsections (a) (iii) and (a)(iv) above, shall be allocated among the Partners, on account of their Common Units other than Common Units received on a conversion or redemption of SCUs, S-SCUs or L-SCUs, in accordance with their proportionate ownership of Common Units other than Common Units received on a conversion or redemption of SCUs, S-SCUs or L-SCUs (except as otherwise required by the Regulations).

     (b) Except as otherwise provided herein, in each tax year in which there is not sufficient Gross Income and Net Income to make all of the allocations described in subsections (a)(i) through (a) (iv) above, Gross Income, Net Income and Net Loss of the Partnership for such tax year shall be allocated among the Partners in the following order and priority:

          (i) First, Net Income shall be allocated to the relevant Partner, on account of the Preferred Units, in an amount equal to the excess of (A) the amount of Net Cash Flow distributed to such Partner pursuant to Sections 6.2(a)(i) and (ii) and Section 6.2(d) (but only to the extent of the Preferred Distribution Requirement and Preferred Distribution Shortfalls) for the current and all prior Partnership tax years over (B) the amount of Net Income previously allocated to such Partner pursuant to this Section
               (b)(i) or pursuant to Section (a)(i)

          (ii) Second, for any Partnership tax year ending on or after a date on which Preferred Units are redeemed, Net Income (or Net Losses) shall be allocated to the relevant Partner, on account of the Preferred Units, in an amount equal to the excess (or deficit) of the sum of the applicable Preferred Redemption Amounts for the Preferred units that have been or are being redeemed during such Partnership tax year over the Preferred Unit Issue Price of such Preferred Units;

          (iii) Third, Gross Income, to the extent not previously taken into account in making the allocations required under Section (a)(i) and (a)(ii), shall be allocated to the relevant Partner, on account of SCUs or S-SCUs, or Common Units received on a conversion or redemption of such SCUs or S-SCUs in an amount equal to the Target Amount. The character of the items of Gross Income allocated to the relevant Partners pursuant to this subsection (iii) shall proportionately reflect the relative amounts of the Partnership's Gross Income having such character for such year, excluding from such Gross Income Net Capital Gain allocated pursuant to Section 1(c) below; provided, however, that such items shall not include items described in section (e) of the definition of Net Income or Net Loss, it being the intention of the parties that the tax items allocated under Section 3(a) corresponding to the items of Gross Income allocated pursuant to this Section 1(b)(iii) will equal the Target Amount. If the amount of such items differs from the Target Amount, the items of Gross Income allocated pursuant to this Section 1(b)(iii) shall be adjusted to cause the amount of such tax items to equal the Target Amount. For purposes of determining the amount of cash distributed to such Partners, Special Tax Distributions shall not be taken into account, and Extraordinary Return of Capital Distributions shall be taken into account only to the extent that the amount of such Extraordinary Return of Capital Distributions exceed the aggregate of the Excess Allocations made to such Partners. For this purpose, `Excess Allocations" mean the excess of the Tax Net Capital Gain allocated under Section 3(a) to holders of SCUs or S-SCUs, and holders of Common Units received on a conversion or redemption of SCUs or S-SCUs in connection with allocations of Net Capital Gain under Section 1(c) over the Special Tax Distribution made to such Partners. A distribution shall be treated as an Extraordinary Return of Capital Distribution to the extent that such distribution is reasonably attributable to (x) Net Financing Proceeds or (y) proceeds allocable to a transaction generating Net Capital Gain allocated pursuant to Section 1(c); in either case limited to the excess of the Tax Net Capital Gain allocated under Section 3(a) to holders of SCUs or S-SCUs, and holders of Common Units received on a conversion or redemption of SCUs or S-SCUs in connection with allocations of Net Capital Gain under Section 1(c) over the Special Tax Distributions made to such Partners.

          (iv) Fourth, Gross Income, to the extent not previously taken into account in making the allocations required under subsections
               (a)(i), (a)(ii), or (a)(iii) shall be allocated to the relevant Partner, on account of L-SCUs or Common Units received on a conversion or redemption of such L-SCUs in an amount equal to the Target Amount. The character of the items of Gross Income allocated to the relevant Partners pursuant to this subsection
               (iv) shall proportionately reflect the relative amounts of the Partnership's Gross Income having such character for such year (such that if, for example, X% of the Partnership's Gross Income for such year consisted of net capital gain, then X% of the Gross Income allocated under this subsection (iv) would consist of net capital gain); provided, however, that such items shall not include items described in section (e) of the definition of Net Income or Net Loss, it being the intention of the parties that the tax items allocated under Section 3(a) corresponding to the items of Gross Income allocated pursuant to this Section 1(b)(iv) will equal the Target Amount. If the amount of such items differs from the Target Amount, the items of Gross Income allocated pursuant to this Section 1(b)(iv) shall be adjusted to cause the amount of such tax items to equal the Target Amount.

          (v) Fifth, any remaining Net Income and Net Losses, taking into account in determining such Net Income or Net Losses the allocation of Gross Income provided for in subsections (b)(iii) and (b)(iv) above, shall be allocated among the Partners, on account of their Common Units other than Common Units received on a conversion or redemption of SCUs, S-SCUs, or L-SCUs, in accordance with their proportionate ownership of Common Units other than common units received on a conversion or redemption of SCUs, S-SCUs, or L-SCUs (except as otherwise required by the Regulations).

     (c) Notwithstanding  subsections (a) (iii) and (a)(iv), and subsections (b)
(iii) and (b)(iv), above, holders of SCUs or S-SCUs and holders of Common Units received upon a conversion or redemption of SCUs or S-SCUs may be allocated their proportionate share of Net Capital Gain recognized by the Partnership in a taxable year (in accordance with their proportionate ownership of the aggregate number of SCUs, S-SCUs, L-SCUs and Common Units, counting each SCU, S-SCU or L-SCU, as applicable, as the number of Common Units into which it is convertible in accordance with Exhibit E, Exhibit H, or Exhibit J as applicable), in addition to the amount specified in subsection (a) (iii) above and subsection
(b) (iii) above, if each of the following requirements is satisfied:

          (i) the Partnership shall have distributed to each holder of SCUs and S-SCUs in cash pursuant to Section 6.2(a)(iv), 6.2(b)(ii) or 6.2(c)(ii) for the last quarter of such taxable year an amount equal to the Basic Distribution Amount or the S-SCU Basic Distribution Amount, as applicable (determined without taking into account any Special Tax Distribution);

          (ii) during such taxable year, the Partnership has recognized Net Capital Gain in connection with a sale of, condemnation of, or disposition of one or more Properties;

          (iii) the Partnership has made or will make prior to January 30, of the following tax year a cash distribution (a "Special Tax
               Distribution') to the Partners, and the portion of such Special Tax Distribution made (x) to the holders of SCUs and holders of Common Units received upon a conversion or redemption of SCUs equals or exceeds the product of the maximum combined federal, Ohio and Cleveland rates imposed on net capital gains of the applicable holding period (taking into account recapture, if applicable, and the deductibility of state and local taxes) multiplied by the amount of Tax Net Capital Gain allocated under
               Section 3(a) to holders of SCUs and holders of Common Units received upon a conversion or redemption of SCUs in connection with the allocation under this Section 1(c) of Net Capital Gain to such holders; and (y) to the holders of S-SCUs and holders of Common Units received upon a conversion or redemption of S-SCUs equals or exceeds the product of the maximum combined federal, Ohio and Cleveland rates imposed on net capital gains of the applicable holding period (taking into account recapture, if applicable, and the deductibility of state and local taxes) multiplied by the amount of Tax Net Capital Gain allocated under
               Section 3(a) to holders of S-SCUs and holders of Common Units received upon a conversion or redemption of S-SCUs in connection with the allocation under this Section 1(c) of Net Capital Gain to such holders. For these purposes, Tax Net Capital Gain means net capital gain, as determined for federal income tax purposes, which is governed by Section 3(a) and not Section 3(c) hereof. For the avoidance of doubt, no portion of any Special Tax Distribution will be taken into account when determining whether the Partnership has satisfied the distribution requirement of
               Section 6.2(a)(iii), 6.2(a)(iv), 6.2(b)(i), 6.2(b)(ii), 6.2(c)(i)
               and 6.2(c)(ii);

          (iv) (A) with respect to Special Tax Distributions to be made within two years of the final Closing provided for in the Master Contribution Agreement, the Special Tax Distribution will not cause the aggregate distributions to a holder of SCUs or a holder of Common Units received on a conversion or redemption of SCUs, other than distributions to such holder in respect of the Basic Distribution Amount, to exceed the product of (x) the lesser of such holder's percentage interest in Partnership profits for the year in which the Special Tax Distribution is made or such holder's percentage interest in Partnership profits for the life of the Partnership (as determined for purposes of Treasury Regulations Section 1.707-4(b)) and (y) the Partnership's net cash flow from operations for the year in which the Special Tax Distribution is made (as determined for purposes of Treasury Regulations Section 1.707-4(b)).

                           (B) with respect to Special Tax Distributions to be made within two years of the Closing Date provided for in the Contribution and Exchange Agreement for Monroeville Mall, the Special Tax Distribution will not cause the aggregate distributions to a holder of S-SCUs or a holder of Common Units received on a conversion or redemption of S-SCUs, other than distributions to such holder in respect of the S-SCU Basic Distribution Amount, to exceed the product of (x) the lesser of such holder's percentage interest in Partnership profits for the year in which the Special Tax Distribution is made or such holder's percentage interest in Partnership profits for the life of the Partnership (as determined for purposes of Treasury Regulations
         Section 1.707-4(b)) and (y) the Partnership's net cash flow from operations for the year in which the Special Tax Distribution is made (as determined for purposes of Treasury Regulations Section 1.707-4(b)).

     (d) Notwithstanding subsections (a)(v) and (b)(v), above, holders of L-SCUs shall be allocated Gross Income in excess of the amount in subsections (a)(iv) and (b)(iv) above if and only if (i) all other Common Unit holders have received an income and/or gain allocation equivalent to their cash distributions, and
(ii) such allocation of income and/or gain to holders of the L-SCUs is in an amount equivalent to their pro rata portion, treating each SCU, S-SCU, and L-SCU as the number of Common Units into which such SCU, S-SCU, and L-SCU are convertible pursuant to Exhibit E, Exhibit H, or Exhibit J, as applicable, of the aggregate of the income and/or gain remaining after the other Common Unit holders have been allocated income and/or gain in an amount equivalent to the cash distributions that they received for such fiscal year.

     (e) Notwithstanding subsections (a), (b), (c) and (d), Net Income and Net Losses from a Liquidation Transaction shall be allocated as follows:

          (i) First, Net Income (or Net Losses) from the Liquidation Transaction shall be allocated to the relevant Partner, in connection with the Preferred Units, in an amount equal to the excess (or deficit) of the sum of the applicable Preferred Redemption Amounts of the Preferred Units which have been or will be redeemed with the proceeds of the Liquidation Transaction over the Preferred Unit Issue Price of such Preferred Units;

          (ii) Second, Net Income (or Net Losses) from the Liquidation Transaction shall be allocated among the Partners owning SCUs, S-SCUs, L-SCUs or Common Units so that the Capital Accounts of the Partners (excluding from the Capital Account of any Partner the amount attributable to such Partner's Preferred Units) are proportional to the number of Common Units held by each Partner. For purposes of this subsection (ii), each SCU, S-SCU or L-SCU shall be treated as the number of Common Units into which the SCU, S-SCUs or L-SCUs are convertible pursuant to the terms of Exhibit E, Exhibit H or Exhibit J, as applicable, to the Agreement.

          (iii) Third, any remaining Net Income or Net Losses from the Liquidation Transaction shall be allocated among the Partners owning SCUs, S-SCUs, L-SCUs or Common Units in accordance with their proportionate ownership of Common Units. For purposes of this subsection (iii), each SCU, S-SCU or L-SCU shall be treated as the number of Common Units into which the SCU, S-SCU or L-SCU is convertible pursuant to the terms of Exhibit E, Exhibit H or Exhibit J, as applicable, to the Agreement.

                  2. 2. Special Allocations.

     Notwithstanding any provisions of Section 1 of this Exhibit C, the following special allocations shall be made in the following order:

     (a) Minimum Gain Chargeback (Nonrecourse Liabilities). If there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year (except as a result of conversion or refinancing of Partnership indebtedness, certain capital contributions or revaluation of the Partnership property as further outlined in Regulation Sections 1.704-2(d)(4), (f)(2) or (f)(3)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in Partnership Minimum Gain. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(f). This subsection (a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subsection (a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.

     (b) Minimum Gain Attributable to Partner Nonrecourse Debt. If there is a net decrease in minimum Gain Attributable to Partner Nonrecourse Debt during any fiscal year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of Partnership property as further outlined in Regulation Section 1.704-2(i)(4)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt. The items to be so allocated shall be determined in accordance with Regulation Sections 1.704-2(i)(4) and (j)(2). This subsection (b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said sections of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subsection (b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.

     (c) Qualified Income Offset. In the event a Limited Partner unexpectedly receives any adjustments, allocations or distributions described in Regulation

Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and such Limited Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible. This subsection (c) is intended to constitute a "qualified income offset" under Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     (d) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their proportionate ownership of Common Units other than Common Units issued on a redemption or conversion of SCUs, S-SCUs, or L-SCUs.

     (e) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period shall be specially allocated to the Partner that bears the economic risk of loss for the debt (i.e., the Partner Nonrecourse Debt) in respect of which such Partner Nonrecourse Deductions are attributable (as determined under Regulation Sections 1.704-2(b)(4) and (i)(1)).

     (f) Curative Allocations. The Regulatory Allocations (as defined below) shall be taken into account in allocating other items of income (including Gross Income), gain, loss, and deduction among the Partners so that, to the extent possible, the cumulative net amount of allocations of Partnership Items under Sections 1 and 2 of this Exhibit C shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not occurred. To the extent that there is an allocation under Section 2(a) or (b) hereof of Partnership income or gain to a holder of SCUs, S-SCUs, or L-SCUs or Common units issued on a redemption or conversion of SCUs, S-SCUs, or L-SCUs, there will be a correspondingly smaller allocation of Gross Income to such holder under Section 1(a)(iii) or l(b)(iii) hereof. This subsection (f) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith. For purposes hereof, "Regulatory Allocations" shall mean the allocations provided under this Section 2.

     3. 3. Tax Allocations.

     (a) Generally. Subject to subsections (b) and (c) hereof, items of income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, "Tax Items") shall be allocated among the Partners on the same basis as their respective book items.

     (b) Sections 1245/1250 Recapture. If any portion of gain from the sale of property is treated as gain which is ordinary income by virtue of the application of Code Section 1245 or 1250 ("Affected Gain"), then (A) such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and (B) other Tax Items of gain of the same character that would have been recognized, but for the application of Code Section 1245 and/or 1250, shall be allocated away from those Partners who are allocated Affected Gain pursuant to subsection (A) so that, to the extent possible, the other Partners are allocated the same amount, and type, of capital gain that would have been allocated to them had Code Section 1245 and/or 1250 not applied. For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income and Net Loss for such respective period.

     (c) Allocations Respecting Section 704(c) and Revaluations: Curative Allocations Resulting from the Ceiling Rule. Notwithstanding subsection (b) hereof, Tax Items with respect to Partnership property that is subject to Code
Section 704(c) and/or Regulation Section 1.704-1(b)(2)(iv)(f) (collectively, `Section 704(c) Tax Items") shall be allocated in accordance with said Code section and/or Regulation Section 1.704-1(b)(4)(i), as the case may be. The allocation of Tax Items shall be subject to the ceiling rule stated in
Regulation Section 1.704-1(c) and Regulation Section 1.704-3, except that with respect to the properties contributed to the Partnership (the "Jacobs Properties") pursuant to the Master Contribution Agreement dated September 25, 2000 among Jacobs Realty Investors Limited Partnership, CBL & Associates Properties, Inc., CBL & Associates Limited Partnership and others (as amended, the "Master Contribution Agreement'), the property ( "Monroeville Mall") contributed to the Partnership pursuant to the Contribution and Exchange Agreement for Monroeville Mall and the property ( "Laurel Park Place") contributed to the Partnership pursuant to the Contribution and Exchange
Agreement for Laurel Park Place, curative allocations of gain recognized on a disposition of a direct or indirect interest in a Jacobs Property, the Monroeville Mall or Laurel Park Place may be made to the extent permitted in Regulation Section 1.704-3(c). The Partnership shall allocate items of income, gain, loss and deduction allocated to it by a Property Partnership to the Partner or Partners contributing the interest or interests in such Property Partnership, so that, to the greatest extent possible, such contributing Partner or Partners are allocated the same amount and character of items of income, gain, loss and deduction with respect to such Property Partnership that they would have been allocated had they contributed undivided interests in the assets owned by such Property Partnership to the Partnership in lieu of contributing the interest or interests in the Property Partnership to the Partnership. Notwithstanding the above, with respect to property contributed to the
Partnership after the date hereof, such Section 704(c) Tax Items may be allocated under such method selected by the General Partner that is consistent with the Section 704(c) Regulations.

     4. 4. Certain Allocations of Depreciation and Loss. Notwithstanding anything in this Exhibit C to the contrary, depreciation, amortization, gain and loss attributable to an adjustment under Section 743 or Section 734 of the Code of the federal income tax basis of Partnership assets (including adjustments made prior to or after the contribution of the relevant assets or indirect interests therein to the Partnership) shall be allocated to the direct or indirect partner, or such partner's successor or assign, whose death or acquisition of a direct or indirect interest gave rise to the adjustments, except to the extent such allocations would not be valid as a result of a change in tax law occurring after the date of the Master Contribution Agreement.

     4.5 Clarification Regarding L-SCUs' Conversion to Common Units. Throughout this Exhibit C, reference is made to "L-SCUs or Common Units received on a conversion or redemption of such L-SCUs" or words to similar effect. The terms and rights of the L-SCUs are set forth on Exhibit J of the Partnership Agreement and such rights do not include the right on the part of the holder of L-SCUs to convert such L-SCUs to Common Units in all circumstances. However, circumstances may arise where holders of L-SCUs receive Common Units in exchange for or in redemption of L-SCUs, i.e., on a Recapitalization Transaction as defined in Exhibit J. The references to L-SCUs being converted to Common Units or Common Units being received in redemption of L-SCUs as set forth above shall not be construed as amending, reducing, expanding or otherwise changing the terms and rights of the L-SCUs as set forth on Exhibit J.

                                                                   Attachment 4
                                    EXHIBIT J


                                      TERMS
                                       OF
                          SERIES L SPECIAL COMMON UNITS
                                       OF
                      CBL & ASSOCIATES LIMITED PARTNERSHIP
                          (the "Operating Partnership")

                         Pursuant to Article 4.4 of the
              Second Amended and Restated Partnership Agreement of
                            the Operating Partnership


     WHEREAS, Article 4.4 of the Second Amended and Restated Partnership Agreement of the Operating Partnership (as amended through June 1, 2005, and as the same may hereafter be amended as permitted therein and herein, the "Partnership Agreement") grants CBL Holdings I, Inc., the general partner of the Operating Partnership (the "General Partner"), authority to cause the Operating Partnership to issue interests in the Operating Partnership to persons other than the General Partner in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as may be determined by the General Partner in its sole and absolute discretion. (For ease of reference, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Partnership Agreement.)

     WHEREAS, the Company (as defined in the Partnership Agreement) has declared a stock dividend of one share of Common Stock for each outstanding share of Common Stock and has set the record date for such stock dividend as June 1, 2005 and a payment date of June 15, 2005 (the "6/15/05 Stock Split").

     NOW THEREFORE, the General Partner hereby designates a series of priority units and fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such units, as follows:

     1. Designation and Amount.

     The units of such  series  shall be  designated  "Series  L Special  Common
Units" (the "L-SCUs") and the number of units constituting such series shall initially be 285,850 (and shall be 571,700 after the 6/15/05 Stock Split). The rights and obligations of the L-SCUs shall be as set forth herein (to the extent not inconsistent with the Partnership Agreement) and in the Partnership Agreement. The Operating Partnership may not issue any additional L-SCUs unless
(i) the issuance is required to deliver additional consideration as required by the terms of the Contribution Agreement, dated as of March 18, 2005, among Newburgh/Six Mile Limited Partnership, Schostak Laurel Park Retail Holding LLC and the Operating Partnership (the "Contribution Agreement") or (ii) it has obtained the prior written consent of the holders of record of a majority of the outstanding L-SCUs ("Majority Holders"). Nothing in the foregoing shall be deemed to limit the right and power of the General Partner to cause the Operating Partnership to designate and issue additional L-SCUs, designate and issues other series of units, and/or designate and issue other securities to the fullest extent permitted under the terms of the Partnership Agreement and this Exhibit J.

     2. Distribution Rights.

     (a) Holders of L-SCUs shall be entitled to receive distributions with respect to the L-SCUs in the manner and to the fullest extent set forth in the Partnership Agreement.

     (b) L-SCU Basic Distribution Amount. Until the earlier to occur of (i) June 1, 2020 or (ii) the date upon which the L-SCU Threshold is met, holders of the L-SCUs shall be entitled to receive distributions equal to the L-SCU Basic Distribution Amount as provided in Section 6.2(c)(ii) of the Partnership Agreement. The foregoing amounts shall be adjusted to reflect any splits, reverse splits, distributions of Common Units or similar adjustments to the amount of the Operating Partnership's outstanding Common Units.

     (c) Additional Distributions. Until the earlier to occur of (i) June 1, 2020 or (ii) the date upon which the L-SCU Threshold is met, Holders of L-SCUs shall be entitled to receive additional quarterly distributions with respect to the L-SCUs in the event that the quarterly distributions to the holders of Common Units exceed the L-SCU Basic Distribution Amount on a per unit basis with such additional distribution to the holders of L-SCUs to be in the amount of such excess (the "Additional Distributions") and such Additional Distribution shall be payable in the same manner as distributions are made to holders of Common Units.

     (d) Distribution Procedures. Distributions with respect to the L-SCUs shall be payable quarterly on the dates designated by the General Partner for the payment of distributions to the holders of Common Units. Any distribution payable on the L-SCUs for the quarter in which the L-SCUs are first issued will be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record of the L-SCUs as they appear in the records of the Operating Partnership at the close of business on the applicable record date, which shall be the record date designated by the General Partner for the payment of distributions for such quarter to the holders of Common Units.

     (e) L-SCU Distribution Threshold and Conversion to Distribution Rights of Common Units. At the earlier to occur of (i) such time as the holders of Common Units have received distributions that have equaled or exceeded the L-SCU Basic Distribution Amount payable to holders of L-SCUs for each of four consecutive calendar quarters (the "L-SCU Threshold"); or (ii) June 1, 2020, then the distribution rights of holders of all L-SCUs shall be converted to the distribution rights of holders of Common Units and there shall be no further distinction between the distribution rights attributable to L-SCUs and the distribution rights attributable to Common Units. Specifically and by way of clarification, upon the occurrence of the events set forth in this Paragraph 2(e), there shall be no further priority distributions paid or payable to the holders of L-SCUs pursuant to Section 6.2(c ) of the Partnership Agreement and each holder of L-SCUs shall automatically thereupon be deemed to hold the distribution rights attributable to Common Units in the same per unit amount as such holder holds L-SCUs. Following a conversion of distribution rights, all other rights attributable to L-SCUs shall remain as stated in this Exhibit J.

     (f) At such time, if any, as there is any distribution shortfall as described in Section 6.2(c)(iii) of the Partnership Agreement, none of the Operating Partnership, the General Partner or the REIT will redeem, purchase or otherwise acquire for any consideration (or any moneys be paid to or made available for any sinking fund for the redemption of any such units) any Common Units or any other units of interest in the Partnership by their terms ranking junior as to distributions to the rights of the L-SCUs (except by conversion into or exchange for shares of Common Stock of the REIT or other units of the Operating Partnership ranking junior to the L-SCUs as to distributions).

     (g) Distributions with respect to the L-SCUs are intended to qualify as permitted distributions of cash that are not treated as a disguised sale within the meaning of Treasury Regulation 1.707-4 and the provisions of this Exhibit J shall be construed and applied consistent with such Treasury Regulations.


     3. Rights of L-SCU Holders.

     (a) So long as any L-SCUs remain outstanding, the Operating Partnership shall not, without the affirmative vote or consent of the holders of two-thirds of the L-SCUs outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting as a class):

          (i) undertake, consent to, or otherwise participate or acquiesce to any recapitalization transaction (including, without limitation, an initial public offering, a merger, consolidation, other business combination, exchange, self-tender offer for all or substantially all of the Common Units, or sale or other disposition of all or substantially all of the Operating Partnership's assets)(each of the foregoing being herein referred to as a "Recapitalization Transaction") unless in connection with such Recapitalization Transaction, (x) either each L-SCU outstanding prior to the Recapitalization Transaction will (A) remain outstanding following the consummation of such Recapitalization Transaction without any amendment to the rights and obligation of the holders of the L-SCUs that is materially adverse to the holders of L-SCUs (as reasonably determined by the Board of Directors of the Company) or (B) be converted into or exchanged for securities of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, distribution rights and terms and conditions of redemption thereof materially no less favorable than those of an L-SCU holder under this Exhibit J and the Partnership Agreement (as reasonably determined by the Board of Directors of the Company), and (y) each holder of L-SCUs shall have the option to convert its L-SCUs into the amount and type of consideration and/or securities receivable by a holder of the same number of Common Units as such holder of L-SCUs;

          (ii) amend,  alter or  repeal  the  provisions  of this  Exhibit  J or
               Section 6.2(b) of the Partnership Agreement, the provisions of Sections 9.2(a) or 9.2(d) as they apply to holders of L-SCUs or the provisions of Section 9.2(c), in each case whether by merger, consolidation or otherwise, in a manner adverse to the holders of the L-SCUs (as reasonably determined by the Board of Directors of the Company); or

          (iii) otherwise amend, alter or repeal the provisions of the Partnership Agreement in a manner that would adversely affect in any material respect the holders of the L-SCUs disproportionately with respect to the rights of the holders of the Common Units (as reasonably determined by the Board of Directors of the Company); it being understood that nothing in this Exhibit J shall be deemed to limit the right of the Operating Partnership to issue securities to holders of any interests in the Operating Partnership that rank on a parity with or prior to the L-SCUs with respect to distribution rights and rights upon dissolution, liquidation or winding-up of the Operating Partnership or to amend, alter or repeal the terms of any such securities. (b) Unless specifically set forth in this Exhibit J, holders of L-SCUs shall have each and every right, privilege and entitlement as holders of Common Units, including but not limited to voting rights, i.e., each holder of one L-SCU shall have the same voting rights as a holder of one Common Unit and the holders of the L-SCUs shall have the right to vote with the holders of Common Units, as a single class, on any matter on which the holders of Common Units are entitled to vote. Unless specifically set forth in this Exhibit J or in the Partnership Agreement, holders of L-SCUs do not have rights that are superior or that take priority over the rights of holders of Common Units. If and to the extent the Operating Partnership may issue to all holders of Common Units additional rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase additional Common Units, or any other securities or property of the Operating Partnership, then such additional rights shall automatically be issued to all holders of L-SCUs such that the holders of L-SCUs shall at all times (except as specifically set forth in this Exhibit J) have the rights, privileges and entitlements of holders of Common Units. Holders of L-SCUs shall have the rights set forth in that certain Registration Rights Agreement dated June 1, 2005 between the holders and the Company (the "Rights Agreement").


     4. Exchange.

     (a) At any time following the issuance of the L-SCUs, subject to the remainder of this Paragraph 4, a holder of L-SCUs shall have the right (the "Series L Exchange Right") to exchange all or any portion of such holder's L-SCU's (the "Series L Offered Units") for Exchange Consideration (as defined below), subject to the limitations contained in Paragraphs 4(c) and 4(d) below. Any such Series L Exchange Right shall be exercised pursuant to an exchange notice comparable to the Exchange Notice required under Exhibit D to the Partnership Agreement (such notice, a "Series L Exchange Notice") delivered, at the election of the holder exercising the Series L Exchange Right (the "Series L Exercising Holder"), to the Company or to the Operating Partnership, by the Series L Exercising Holder.

     (b) The exchange consideration (the "Series L Exchange Consideration") payable by the Company or the Operating Partnership, as applicable, to each Series L Exercising Holder shall be equal to the product of (x) the Common Stock Amount with respect to the Series L Offered Units multiplied by (y) the Current Per Share Market Price, each computed as of the date on which the Series L Exchange Notice was delivered to the Company. In connection with a Series L Exchange Notice delivered to the Company, the Series L Exchange Consideration shall, in the sole and absolute discretion of the Company, be paid in the form of (A) cash, or cashier's or certified check, or by wire transfer of immediately available funds to the Series L Exercising Holder's designated account or (B) subject to the applicable Ownership Limit, by the issuance by the Company of a number of shares of its Common Stock equal to the Common Stock Amount with respect to the Series L Offered Units or (C) subject to the applicable Ownership Limit, any combination of cash and Common Stock (valued at the Current Per Share Market Price). In addition to the Series L Exchange Consideration, concurrently with any exchange pursuant to this Paragraph 4, the Operating Partnership shall pay the Series L Exercising Holder cash in an amount equal to any distribution shortfall described in Section 6.2(b)(i) of the Partnership Agreement with respect to the Series L Offered Units outstanding on the date of the Exchange.

     (c) Notwithstanding anything herein to the contrary, any Series L Exchange Right with respect to the Company may only be exercised to the extent that, upon exercise of the Series L Exchange Right, assuming payment by the Company of the Series L Exchange Consideration in shares of Common Stock, the Series L
Exercising Holder will not, on a cumulative basis, Beneficially Own or Constructively Own shares of Common Stock, including shares of Common Stock to be issued upon exercise of the Series L Exchange Right, in excess of the applicable Ownership Limit. If a Series L Exchange Notice is delivered to the Company but, as a result of the applicable Ownership Limit or as a result of restrictions contained in the certificate of incorporation of the Company, the Series L Exchange Right cannot be exercised in full as aforesaid, the Series L Exchange Notice shall be deemed to be modified to provide that the Series L
Exchange Right shall be exercised only to the extent permitted under the applicable Ownership Limit under the certificate of incorporation of the Company, and the Series L Exchange Notice with respect to the remainder of such Series L Exchange Right shall be deemed to have been withdrawn.

     (d) Series L Exchange Rights may be exercised at any time after the date set forth in Paragraph 4(a) above and from time to time, provided, however, that, except with the prior written consent of the General Partner, (x) only one
(1) Series L Exchange Notice may be delivered to either the Company or the Operating Partnership by all holders of L-SCUs during any consecutive twelve
(12) month period; and (y) no Series L Exchange Notice may be delivered with respect to L-SCUs either (A) having a value of less than $3,000,000 calculated by multiplying the Common Stock Amount with respect to such L-SCUs by the Current Per Share Market Price or (B) if the holders of all of the then-outstanding L-SCUs do not own L-SCUs having a value of $3,000,000 or more as calculated in (A) above, constituting less than all of the L-SCUs owned by such holders as a group.

     (e) Within thirty (30) days after receipt by the Company or the Operating Partnership of any Series L Exchange Notice delivered in accordance with the requirements of Paragraph 4(a) hereof, the Company or the Operating Partnership, as applicable, shall deliver to the Series L Exercising Holder a notice (a "Series L Election Notice"), which Series L Election Notice shall set forth the computation of the Series L Exchange Consideration and, in the case of a Series L Election Notice delivered by the Company, shall specify the form of the Series L Exchange Consideration (which shall be in accordance with Paragraph 4(b) hereof), to be paid by the Company or the Operating Partnership, as applicable to such Series L Exercising Holder and the date, time and location for completion of the purchase and sale of the Series L Offered Units, which date shall, to the extent required, in no event be more than (A) in the case of

Series L Offered Units with respect to which the Company has elected to pay the Series L Exchange Consideration by issuance of shares of Common Stock, ten (10) days after the delivery by the Company or the Operating Partnership, as applicable, of the Series L Election Notice for the Series L Offered Units or
(B) in the case of Series L Offered Units with respect to which the Company has elected to pay the Series L Exchange Consideration in cash, sixty (60) days after the initial date of receipt by the Company of the Series L Exchange Notice for such Series L Offered Units; provided, however, that such sixty (60) day period may be extended for an additional sixty (60) day period to the extent required for the Company to cause additional shares of its Common Stock to be issued to provide financing to be used to acquire the Series L Offered Units. Notwithstanding the foregoing, each of the Company and the Operating Partnership agrees to use its reasonable efforts to cause the closing of the exchange hereunder to occur as quickly as possible. If the Company or the Operating Partnership, as applicable, has delivered a Series L Election Notice to the Series L Exercising Holder with respect to a Series L Exchange Notice, the Series L Exchange Notice may not be withdrawn or modified by the Series L Exercising Holder (except to the extent of any deemed modification required by Section 4(c) above) without the consent of the General Partner. Similarly, if the Company or the Operating Partnership delivers a Series L Election Notice to a Series L Exercising Holder, the Company or the Operating Partnership, as applicable, may not modify the Series L Election Notice without the consent of the Series L Exercising Holder.

     (f) At the closing of the purchase and sale of Series L Offered Units, payment of the Series L Exchange Consideration shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of (A) the Series L Exercising Holder with respect to (x) the Series L Exercising Holder's due authority to sell all of the right, title and interest in and to such Series L Offered Units to the Company or the Operating Partnership, as applicable, (y) the status of the Series L Offered Units being sold, free and clear of all Liens and (z) the Series L Exercising Holder's intent to acquire the Common Stock for investment purposes and not for distribution, and (B) the Company or the Operating Partnership, as applicable, with respect to due authority of the Company or the Operating Partnership, as applicable, for the purchase of such Series L Offered Units, and
(ii) to the extent that any shares of Common Stock are issued in payment of the Series L Exchange Consideration or any portion thereof, (A) an opinion of counsel for the Company or the Operating Partnership, as applicable, reasonably satisfactory to the Series L Exercising, to the effect that (I) such shares of Common Stock have been duly authorized, are validly issued, fully-paid and non-assessable and (II) if shares of Common Stock are issued, that the issuance of such shares will not violate the applicable Ownership Limit, and (B) a stock certificate or certificates evidencing the shares of Common Stock to be issued and registered in the name of the Series L Exercising Holder or its designee, with an appropriate legend reflecting that such shares or units are not registered under the Securities Act of 1933, as amended, and may not be offered or sold unless registered pursuant to the provisions of such act or an exemption therefrom is available as confirmed by an opinion of counsel satisfactory to the Company or the Operating Partnership.

     (g) To facilitate the Company's ability to fully perform its obligations hereunder, the Company covenants and agrees, for the benefit of the holders from time to time of L-SCUs, as follows:

          (i) At all times during the pendency of the Series L Exchange Rights, the Company shall reserve for issuance such number of shares of Common Stock as may be necessary to enable the Company to issue such shares in full payment of the Series L Exchange Consideration in regard to all L-SCUs which are from time to time outstanding;

          (ii) As long as the Company shall be obligated to file periodic reports under the Exchange Act, the Company will timely file such reports in such manner as shall enable any recipient of Common Stock issued to holders of L-SCUs hereunder in reliance upon an exemption from registration under the Securities Act to continue to be eligible to utilize Rule 144 promulgated by the SEC pursuant to the Securities Act, or any successor rule or regulation or statute thereunder, for the resale thereof;

          (iii) Each holder of L-SCUs, upon request, shall be entitled to receive from the Operating Partnership in a timely manner all reports filed by the Company with the SEC and all other communications transmitted from time to time by the Company to its shareholders generally; and

          (iv) Other than as contemplated under the terms of the Rights Agreement, issuances of stock pursuant to the Company's dividend reinvestment plan (as described in the Company's prospectus dated June 12, 2001) or any customary dividend reinvestment plan adopted by the Company after that date and other than the issuance of deferred stock awards or the grant of stock options to officers, directors and employees of the Company, the Company shall not issue or sell any shares of Common Stock or other equity securities or any instrument convertible into any equity security for a consideration less than the fair value of such Common Stock or other equity security, as determined in each case by the Board of Directors of the Company in its sole discretion, and under no circumstances shall the Company declare any stock dividend, stock split, stock distribution or the like, unless fair and equitable arrangements are provided, to the extent necessary, to fully adjust, and to avoid any dilution in, the rights of holders of the L-SCUs under this Exhibit J and the Partnership Agreement (as reasonably determined by the Board of Directors of the Company). The provisions of this clause (iv) of Paragraph 4(g) shall not prohibit the Company from issuing shares of its Common Stock or other equity securities or any instrument convertible into any equity security in lieu of a cash dividend declared by the Company.

     (h) All Series L Offered Units tendered to the Company or to the Operating Partnership, as applicable, in accordance with the exercise of Series L Exchange Rights shall be delivered to the Company or to the Operating Partnership, as applicable, free and clear of all Liens and should any Liens exist or arise with respect to such Units, the Company or the Operating Partnership, as applicable, shall be under no obligation to acquire the same unless, in connection with such acquisition, the Company or the Operating Partnership, as applicable, has elected to pay such portion of the Series L Exchange Consideration in the form of cash consideration in circumstances where such consideration will be sufficient to cause such existing Lien to be discharged in full upon application of all or a part of such consideration, and the Company or the Operating Partnership, as applicable, is expressly authorized to apply such portion of the Series L Exchange Consideration as may be necessary to satisfy any indebtedness in full and to discharge such Lien in full. In the event any state or local property transfer tax is payable as a result of the transfer of Series L Offered Units to the Company, the transferring holder thereof shall assume and pay such transfer tax.

     (i) Subject to the restrictions on transfer set forth in the Partnership Agreement and in Paragraph 5 hereof, the Assignee of any holder of L-SCUs may exercise the rights of such holder of L-SCUs pursuant to this Paragraph 4, and such holder of L-SCUs shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such holder's Assignee. In connection with any exercise of such rights by such Assignee on behalf of such holder, the Series L Exchange Consideration shall be paid by the Company or the Operating Partnership, as applicable, directly to such Assignee and not to such holder.

     (j) In the event that the Company shall be a party to any transaction including, without limitation, a merger, consolidation or statutory share exchange with respect to the Common Stock, in each case as a result of which shares of Common Stock are converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), the Series L Exchange Consideration payable thereafter by the Company pursuant to clauses (B) and (C) of Paragraph 4(b) in lieu of a share of Common Stock shall be the kind and amount of shares of capital stock and other securities and property (including cash or any combination thereof) that was received upon consummation of such transaction in return for one share of Common Stock, and the Series L Exchange Consideration payable by the Operating Partnership pursuant to the last sentence of Paragraph 4(b) shall be adjusted accordingly.

     (k) As of the date hereof (i) the Conversion Factor is 1.0 and (ii) the Common Unit Conversion Factor is 1.0.


     5. Restrictions on Transfer.

     (a) In addition to Transfers permitted pursuant to Article IX of the Partnership Agreement, but subject to Section 9.3 of the Partnership Agreement, the General Partner hereby consents to (i) an Approved Transfer of L-SCUs, and
(ii) the admission of any transferee of a L-SCU pursuant to any Approved Transfer as a Substituted Limited Partner (and the conditions set forth in Section 9.2 of the Partnership Agreement for such admission will be deemed satisfied) upon the filing with the Operating Partnership of (A) a duly executed and acknowledged instrument of assignment between the transferor and the transferee specifying the L-SCUs being assigned, setting forth the intention of the transferor that such transferee succeed to the transferor's interest as a Limited Partner with respect to the L-SCUs being assigned and agreement of the transferee assuming all of the obligations of a Limited Partner under the Partnership Agreement with respect to such transferred L-SCUs accruing from and after the date of transfer, (B) a duly executed and acknowledged instrument by which the transferee confirms to the Operating Partnership that it accepts and adopts the provisions of the Partnership Agreement applicable to a Limited Partner and (C) any other instruments reasonably required by the General Partner and payment by the transferor of a transfer fee to the Operating Partnership sufficient to cover the reasonable expenses of the transfer, if any.

     (b) For the purposes of this Paragraph 5, an "Approved Transfer" shall mean

          (i) any pledge by an initial holder of L-SCUs or any permitted transferee thereof to an institutional lender as security for a bona fide obligation of the holder, and any transfer to any such pledgee or any designee thereof or purchaser therefrom following a default in the obligation secured by such pledge; or

          (ii) any transfer by Schostak Laurel Park Retail Holdings LLC or its Affiliate to Jerome L. Schostak, Robert I. Schostak, David W. Schostak, Mark S. Schostak, Brothers Four LLC, Robert S. Sher, Stephen Duczynski, Michael Polsinelli, or to any trust for their benefit, provided however, that the aggregate number of holders of record of L-SCUs shall not, as a result of any such transfers, exceed eight (8).

     6. Headings of Subdivisions.

     The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     7. Severability of Provisions.

     If any rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the L-SCUs set forth in the Partnership Agreement and this Exhibit J are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of L-SCUs set forth in the Partnership Agreement which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the L-SCUs herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

     8. No Preemptive Rights.

     No holder of L-SCUs shall be entitled to any preemptive rights to subscribe for or acquire any unissued units of the Operating Partnership (whether now or hereafter authorized) or securities of the Operating Partnership convertible into or carrying a right to subscribe to or acquire units of the Operating Partnership.

                            [Signature on Next Page]

     IN WITNESS WHEREOF, CBL Holdings I, Inc., solely in its capacity as the general partner of the Operating Partnership, has caused this Terms of Series L Special Common Units to be duly executed to be effective this 1st day of June, 2005.

                                     CBL HOLDINGS I, INC.



                                     By:     /s/ John N. Foy
                                           -----------------------------------
                                           Name:    JOHN N. FOY
                                           Title:   Vice Chairman of the Board
                                                    and Chief Financial Officer

Acknowledged and Agreed:
CBL & ASSOCIATES PROPERTIES, INC.

By:         /s/ John N. Foy
    ------------------------------------------
       Name:      JOHN N. FOY
       Title:     Vice Chairman of the Board
                  and Chief Financial Officer

                                     Attachment 1 to Exhibit J (Terms of L-SCUs)


                       Original Holders and Record Holders

             Original Holder                           Record Holder                   Number of L-SCUs
------------------------------------------- ------------------------------------- ---------------------------

 Schostak Laurel Park Retail Holding LLC                    Same                   285,850 (571,700 after
                                                                                     6/15/05 Stock Split)